Exhibit 99.1
Alphabet Announces First Quarter 2026 Results
MOUNTAIN VIEW, Calif. – April 29, 2026 – Alphabet Inc. (NASDAQ: GOOG, GOOGL) today announced financial results for the quarter ended March 31, 2026.
•Consolidated Alphabet revenues increased 22%, or 19% in constant currency, to $109.9 billion, reflecting strong performance across the business and our 11th consecutive quarter of double-digit growth.
•Google Services revenues increased 16% to $89.6 billion, led by 19% growth in Google Search & other, 19% in Google subscriptions, platforms, and devices, and 11% in YouTube ads.
•Google Cloud saw a meaningful acceleration in growth as revenues increased 63% to $20.0 billion, led by an increase in Google Cloud Platform (GCP) across enterprise AI Solutions and enterprise AI Infrastructure, as well as core GCP services.
•Consolidated Alphabet operating income increased 30% and operating margin expanded by 2 percentage points to 36.1%.
•Other income reflected a net gain of $37.7 billion, primarily the result of net unrealized gains on our non-marketable equity securities.
•Net income increased 81% and EPS increased 82% to $5.11.
•The company announced a 5% increase to the dividend, resulting in a quarterly cash dividend of $0.22.
Sundar Pichai, CEO of Alphabet and Google, said: “2026 is off to a terrific start. Our AI investments and full stack approach are lighting up every part of the business. Search had a strong quarter with AI experiences driving usage, queries at an all time high, and 19% revenue growth. Google Cloud revenues grew 63% with backlog nearly doubling quarter on quarter to over $460 billion. This was our strongest quarter ever for our consumer AI plans, driven by the Gemini App. Overall the number of paid subscriptions has now reached 350 million, with YouTube and Google One being the key drivers. Gemini Enterprise has great momentum with 40% quarter on quarter growth in paid monthly active users. And, finally, I’m pleased to see Waymo surpass 500,000 fully autonomous rides a week.
These outstanding results are built on our differentiated, full stack approach. Our first-party models, like Gemini, are now processing more than 16 billion tokens per minute via direct API use by our customers, up 60% from last quarter.

It’s really exciting to see how our AI investments are delivering value for our users, customers and business.”

Q1 2026 Financial Highlights (unaudited)
The following table summarizes our consolidated financial results for the quarter ended March 31, 2025 and 2026 (in millions, except for per share information and percentages).

	Quarter Ended March 31,
	2025	2026
Revenues	$90,234	$109,896
Change in revenues year over year	12%	22%
Change in constant currency revenues year over year(1)	14%	19%

Operating income	$30,606	$39,696
Operating margin	34%	36%

Other income (expense), net	$11,183	$37,716

Net income	$34,540	$62,578
Diluted net income per share	$2.81	$5.11

(1)    Non-GAAP measure. See the section captioned “Reconciliation from GAAP Revenues to Non-GAAP Constant Currency Revenues and GAAP Percentage Change in Revenues to Non-GAAP Percentage Change in Constant Currency Revenues” for more details.
Q1 2026 Supplemental Information (in millions, except for number of employees; unaudited)
Revenues, Traffic Acquisition Costs (TAC), and Number of Employees

	Quarter Ended March 31,
	2025	2026
Google Search & other	$50,702	$60,399
YouTube ads	8,927	9,883
Google Network	7,256	6,971
Google advertising	66,885	77,253
Google subscriptions, platforms, and devices	10,379	12,384
Google Services total	77,264	89,637
Google Cloud	12,260	20,028
Other Bets	450	411
Hedging gains (losses)	260	(180)
Total revenues	$90,234	$109,896

Total TAC	$13,748	$15,228

Number of employees	185,719	194,668
Segment Operating Results

	Quarter Ended March 31,
	2025	2026
Operating income (loss):
Google Services	$32,682	$40,589
Google Cloud	2,177	6,598
Other Bets	(1,226)	(2,100)
Alphabet-level activities(1)	(3,027)	(5,391)
Total income from operations	$30,606	$39,696
(1)Alphabet-level activities primarily reflect expenses related to our shared AI research and development.
Additional Information Relating to the Quarter Ended March 31, 2026 (unaudited)
Issuance of Senior Unsecured Notes
In the first quarter of 2026, we issued senior unsecured notes for net proceeds of $31.1 billion, to be used for general corporate purposes.
Dividend Program
On April 27, 2026, Alphabet’s Board of Directors declared a quarterly cash dividend of $0.22 per share, representing a 5% increase from the previous quarterly dividend of $0.21 per share. The dividend is payable on June 15, 2026 to stockholders of record for each of the Company’s Class A, Class B, and Class C shares as of June 8, 2026.
Webcast and Conference Call Information
A live audio webcast of our first quarter 2026 earnings release call will be available on YouTube at https://www.youtube.com/watch?v=LPJoiDiVkTI. The call begins today at 1:30 PM (PT) / 4:30 PM (ET). This press release, including the reconciliations of certain non-GAAP measures to their nearest comparable GAAP measures, is also available at http://abc.xyz/investor.

We also provide announcements regarding our financial performance, including SEC filings, investor events, press and earnings releases, and blogs, on our investor relations website (http://abc.xyz/investor).
We also share Google news and product updates on Google's Keyword blog at https://www.blog.google/ and News From Google page on X at x.com/NewsFromGoogle, and our executive officers may also use certain social media channels, such as X and LinkedIn, to communicate information about earnings results and company updates, which may be of interest or material to our investors.
Forward-Looking Statements
This press release may contain forward-looking statements that involve risks and uncertainties. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance. The potential risks and uncertainties that could cause actual results to differ from the results predicted include, among others, those risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2025, which are on file with the SEC and are available on our investor relations website at http://abc.xyz/investor and on the SEC website at www.sec.gov. Additional information will also be set forth in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, and may be set forth in other reports and filings we make with the SEC. All information provided in this release and in the attachments is as of April 29, 2026. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to us on the date hereof. We undertake no duty to update this information unless required by law.
About Non-GAAP Financial Measures
To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measures: free cash flow; constant currency revenues; and percentage change in constant currency revenues. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
We use these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain items that may not be indicative of our recurring core business operating results, such as our revenues excluding the effect of foreign exchange rate movements and hedging activities, which are recognized at the consolidated level. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to our historical performance and liquidity as well as comparisons to our competitors’ operating results. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by our institutional investors and the analyst community to help them analyze the health of our business.
There are a number of limitations related to the use of non-GAAP financial measures. We compensate for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP financial measures and evaluating these non-GAAP financial measures together with their relevant financial measures in accordance with GAAP.
For more information on these non-GAAP financial measures, please see the sections captioned “Reconciliation from GAAP Net Cash Provided by Operating Activities to Non-GAAP Free Cash Flow” and “Reconciliation from GAAP Revenues to Non-GAAP Constant Currency Revenues and GAAP Percentage Change in Revenues to Non-GAAP Percentage Change in Constant Currency Revenues” included at the end of this release.
Contact

Investor relations	Media
investor-relations@abc.xyz	press@abc.xyz

Alphabet Inc.
CONSOLIDATED BALANCE SHEETS
(In millions, except par value per share amounts)

	As of December 31, 2025	As of March 31, 2026
		(unaudited)
Assets
Current assets:
Cash and cash equivalents	$30,708	$38,063
Marketable securities	96,135	88,777
Total cash, cash equivalents, and marketable securities	126,843	126,840
Accounts receivable, net	62,886	62,999
Other current assets	16,309	23,914
Total current assets	206,038	213,753
Non-marketable securities	68,687	106,946
Deferred income taxes	9,113	1,995
Property and equipment, net	246,597	281,020
Operating lease assets	15,221	15,509
Goodwill	33,380	57,774
Intangible assets, net	1,283	9,444
Other non-current assets	14,962	17,478
Total assets	$595,281	$703,919
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$12,200	$16,852
Accrued compensation and benefits	17,546	13,947
Accrued expenses and other current liabilities	55,557	63,019
Accrued revenue share	10,864	10,208
Deferred revenue	6,578	7,162
Total current liabilities	102,745	111,188
Long-term debt	46,547	77,501
Income taxes payable, non-current	9,531	12,457
Operating lease liabilities	12,744	12,983
Other long-term liabilities	8,449	11,044
Total liabilities	180,016	225,173
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value per share, 100 shares authorized; no shares issued and outstanding	0	0
Class A, Class B, and Class C stock and additional paid-in capital, $0.001 par value per share: 300,000 shares authorized (Class A 180,000, Class B 60,000, Class C 60,000); 12,088 (Class A 5,822, Class B 837, Class C 5,429) and 12,116 (Class A 5,824, Class B 836, Class C 5,456) shares issued and outstanding	93,126	96,902
Accumulated other comprehensive income (loss)	(1,916)	(2,180)
Retained earnings	324,055	384,024
Total stockholders’ equity	415,265	478,746
Total liabilities and stockholders’ equity	$595,281	$703,919

Alphabet Inc.
CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share amounts, unaudited)

	Quarter Ended March 31,
	2025	2026
Revenues	$90,234	$109,896
Costs and expenses:
Cost of revenues	36,361	41,271
Research and development	13,556	17,032
Sales and marketing	6,172	7,606
General and administrative	3,539	4,291
Total costs and expenses	59,628	70,200
Income from operations	30,606	39,696
Other income (expense), net	11,183	37,716
Income before income taxes	41,789	77,412
Provision for income taxes	7,249	14,834
Net income	$34,540	$62,578

Basic net income per share	$2.84	$5.17
Diluted net income per share	$2.81	$5.11
Number of shares used in basic net income per share calculation	12,183	12,099
Number of shares used in diluted net income per share calculation	12,291	12,238

Alphabet Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions, unaudited)

	Quarter Ended March 31,
	2025	2026
Operating activities
Net income	$34,540	$62,578
Adjustments:
Depreciation of property and equipment	4,487	6,482
Stock-based compensation expense	5,516	6,751
Deferred income taxes	(1,152)	6,920
Loss (gain) on debt and equity securities, net	(9,960)	(36,804)
Other	481	1,265
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable, net	1,638	(363)
Income taxes, net	7,197	8,101
Other assets	(1,288)	(3,403)
Accounts payable	(880)	(240)
Accrued expenses and other liabilities	(4,929)	(6,002)
Deferred revenue	500	505
Net cash provided by operating activities	36,150	45,790
Investing activities
Purchases of property and equipment	(17,197)	(35,674)
Purchases of marketable securities	(18,453)	(31,041)
Maturities and sales of marketable securities	20,345	38,001
Purchases of non-marketable securities	(958)	(906)
Maturities and sales of non-marketable securities	259	848
Acquisitions, net of cash acquired, and purchases of intangible assets	(340)	(33,621)
Other investing activities	150	(996)
Net cash used in investing activities	(16,194)	(63,389)
Financing activities
Net payments related to stock-based award activities	(3,110)	(5,483)
Repurchases of stock	(15,068)	0
Dividend payments	(2,434)	(2,542)
Proceeds from issuance of debt, net of costs	4,532	31,379
Repayments of debt	(4,521)	(1,477)
Proceeds from sale of interest in consolidated entities, net	400	3,200
Net cash provided by (used in) financing activities	(20,201)	25,077
Effect of exchange rate changes on cash and cash equivalents	43	(123)
Net increase (decrease) in cash and cash equivalents	(202)	7,355
Cash and cash equivalents at beginning of period	23,466	30,708
Cash and cash equivalents at end of period	$23,264	$38,063

Segment Results
The following table presents our segment revenues and operating income (loss) (in millions; unaudited):

	Quarter Ended March 31,
	2025	2026
Revenues:
Google Services	$77,264	$89,637
Google Cloud	12,260	20,028
Other Bets	450	411
Hedging gains (losses)	260	(180)
Total revenues	$90,234	$109,896
Operating income (loss):
Google Services	$32,682	$40,589
Google Cloud	2,177	6,598
Other Bets	(1,226)	(2,100)
Alphabet-level activities	(3,027)	(5,391)
Total income from operations	$30,606	$39,696

We report our segment results as Google Services, Google Cloud, and Other Bets:
•Google Services includes products and services such as ads, Android, Chrome, devices, Google Maps, Google Play, Search, and YouTube. Google Services generates revenues primarily from advertising; fees received for consumer subscription-based products such as YouTube TV, YouTube Music and Premium, and NFL Sunday Ticket, as well as Google One; the sale of apps and in-app purchases; and devices.
•Google Cloud includes infrastructure and platform services, applications, and other services for enterprise customers. Google Cloud generates revenues primarily from consumption-based fees and subscriptions received for Google Cloud Platform services, Google Workspace communication and collaboration tools, and other enterprise services.
•Other Bets is a combination of multiple operating segments that are not individually material. Revenues from Other Bets are generated primarily from the sale of autonomous transportation services and internet services.
Certain costs are not allocated to our segments because they represent Alphabet-level activities. These costs primarily include:
•certain AI-focused shared research and development activities, including employee compensation expenses and technical infrastructure usage costs associated with the development of our general AI models;
•corporate initiatives such as our philanthropic activities; and
•corporate shared costs such as certain finance, human resource, and legal costs, including certain fines and settlements.
Charges associated with employee severance and office space reductions are also not allocated to our segments. Additionally, hedging gains (losses) related to revenue are not allocated to our segments.

Other Income (Expense), Net
The following table presents our other income (expense), net (in millions; unaudited):

	Quarter Ended March 31,
	2025	2026
Interest income	$1,001	$1,381
Interest expense	(34)	(533)
Foreign currency exchange gain (loss), net	(106)	146
Gain (loss) on debt securities, net	202	(111)
Gain (loss) on equity securities, net(1)	9,758	36,915
Income (loss) and impairment from equity method investments, net	(22)	60
Other	384	(142)
Other income (expense), net	$11,183	$37,716
(1)Includes all gains and losses, unrealized and realized, on equity securities. For Q1 2026, the net effect of the gain on equity securities of $36.9 billion increased the provision for income tax, net income, and diluted net income per share by $8.2 billion, $28.7 billion, and $2.35, respectively. Fluctuations in the value of our investments may be affected by market dynamics and other factors and could significantly contribute to the volatility of OI&E in future periods.
Reconciliation from GAAP Net Cash Provided by Operating Activities to Non-GAAP Free Cash Flow (in millions; unaudited):
We provide non-GAAP free cash flow for the current quarter and trailing twelve months (“TTM”) because it is a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that can be used for strategic opportunities, including investing in our business and acquisitions, and to strengthen our balance sheet.

	Quarter Ended				TTM
	Q2 2025	Q3 2025	Q4 2025	Q1 2026	Q1 2026
Net cash provided by operating activities	$27,747	$48,414	$52,402	$45,790	$174,353
Less: purchases of property and equipment	(22,446)	(23,953)	(27,851)	(35,674)	(109,924)
Free cash flow	$5,301	$24,461	$24,551	$10,116	$64,429
Free cash flow: We define free cash flow as net cash provided by operating activities less capital expenditures.
TTM free cash flow: We define trailing twelve months free cash flow as net cash provided by operating activities less capital expenditures for the most recent twelve consecutive months.
Reconciliation from GAAP Revenues to Non-GAAP Constant Currency Revenues and GAAP Percentage Change in Revenues to Non-GAAP Percentage Change in Constant Currency Revenues (in millions, except percentages; unaudited):
We provide non-GAAP constant currency revenues (“constant currency revenues”) and non-GAAP percentage change in constant currency revenues (“percentage change in constant currency revenues”), because they facilitate the comparison of current results to historic performance by excluding the effect of foreign exchange rate movements (“FX Effect”) as well as hedging activities, which are recognized at the consolidated level, as they are not indicative of our core operating results.
Non-GAAP constant currency revenues is defined as revenues excluding the effect of foreign exchange rate movements and hedging activities and is calculated by translating current period revenues using prior period exchange rates and excluding any hedging effect recognized in the current period. We calculate the percentage change in constant currency revenues by comparing constant currency revenues to the prior year comparable period revenues, excluding any hedging effect recognized in the prior period.

Revenues by Geography
Comparison from the Quarter Ended March 31, 2025 to the Quarter Ended March 31, 2026

			Quarter Ended March 31, 2026
					% Change from Prior Period
	Quarter Ended March 31,		Less FX Effect	Constant Currency Revenues	As Reported	Less Hedging Effect	Less FX Effect	Constant Currency Revenues
	2025	2026
United States	$43,964	$53,975	$0	$53,975	23%		0%	23%
EMEA	25,923	31,468	2,515	28,953	21%		9%	12%
APAC	14,854	18,288	134	18,154	23%		1%	22%
Other Americas	5,233	6,345	356	5,989	21%		7%	14%
Revenues, excluding hedging effect(1)	89,974	110,076	3,005	107,071	22%		3%	19%
Hedging gains (losses)	260	(180)
Total revenues	$90,234	$109,896		$107,071	22%	0%	3%	19%
(1)Total constant currency revenues of $107.1 billion for the quarter ended March 31, 2026 increased $17.1 billion compared to $90.0 billion in revenues, excluding hedging effect, for the quarter ended March 31, 2025.
Comparison from the Quarter Ended December 31, 2025 to the Quarter Ended March 31, 2026

			Quarter Ended March 31, 2026
					% Change from Prior Period
	Quarter Ended		Less FX Effect	Constant Currency Revenues	As Reported	Less Hedging Effect	Less FX Effect	Constant Currency Revenues
	December 31, 2025	March 31, 2026
United States	$55,444	$53,975	$0	$53,975	(3)%		0%	(3)%
EMEA	33,056	31,468	491	30,977	(5)%		1%	(6)%
APAC	18,527	18,288	41	18,247	(1)%		1%	(2)%
Other Americas	6,869	6,345	118	6,227	(8)%		1%	(9)%
Revenues, excluding hedging effect(1)	113,896	110,076	650	109,426	(3)%		1%	(4)%
Hedging gains (losses)	(68)	(180)
Total revenues	$113,828	$109,896		$109,426	(3)%	0%	1%	(4)%
(1)Total constant currency revenues of $109.4 billion for the quarter ended March 31, 2026 decreased $4.5 billion compared to $113.9 billion in revenues, excluding hedging effect, for the quarter ended December 31, 2025.

Total Revenues — Prior Year Comparative Periods
Comparison from the Quarter Ended March 31, 2024 to the Quarter Ended March 31, 2025

			Quarter Ended March 31, 2025
	Quarter Ended March 31,				% Change from Prior Period
			Less FX Effect	Constant Currency Revenues	As Reported	Less Hedging Effect	Less FX Effect	Constant Currency Revenues
	2024	2025
Revenues excluding hedging effect	$80,467	$89,974	$(1,605)	$91,579	12%		(2)%	14%
Hedging gains (losses)	$72	$260
Total revenues	$80,539	$90,234		$91,579	12%	0%	(2)%	14%